UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2012

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2012, Universal Technical Institute, Inc. (the "Company") entered into an Amended and Restated Employment Agreement (the "Agreement") with Kenneth J. Cranston, the Company’s Senior Vice President, Admissions, which amends and restates the previous employment agreement between the Company and Mr. Cranston dated March 15, 2011 (the "Original Agreement"). The Agreement is effective as of October 1, 2012.

The Agreement principally amends Mr. Cranston’s Original Agreement as follows:

• Mr. Cranston is eligible to earn an annual cash incentive award at the sole discretion of the Board of Directors of the Company (the "Board") based on the achievement of specific performance goals for each fiscal year set by the Board under the Company’s 2003 Incentive Compensation Plan. Mr. Cranston’s Original Agreement provided that he was to receive a guaranteed annual cash award equal to 55% of his annual base salary.

• If Mr. Cranston is terminated without Cause (as defined in the Agreement) or if Mr. Cranston terminates for Good Reason (as defined in the Agreement), either of which occurs without a Change of Control (as defined in the Agreement), Mr. Cranston would be entitled to receive a bonus based on 55% of his annual base salary for the fiscal year in which he is terminated prorated to the termination date.

• If Mr. Cranston is terminated without Cause or if Mr. Cranston terminates for Good Reason, either of which occurs within twelve months of a Change of Control, Mr. Cranston would be entitled to receive his maximum targeted bonus as set by the Board for the fiscal year in which he is terminated prorated to the termination date.

A copy of the Agreement is attached hereto as Exhibit 10.1. The above description of the principal terms of the amendments reflected in the Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

Forward Looking Statements

All statements contained in this Form 8-K, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this 8-K. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

November 1, 2012	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Universal Technical Institute, Inc. and Kenneth J. Cranston, effective as of October 1, 2012.